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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT
         This Employment Agreement (this "Agreement"), effective as of April 12, 1999 (the "Effective Date"), is by and between UAL Corporation, a Delaware corporation ("UAL") and United Air Lines, Inc. ("UA," UAL and UA sometimes collectively referred to as "United") and James E. Goodwin (the "Executive").
         A. The Executive is President and Chief Operating Officer of United.
         B. United desires to employ the Executive as Chairman of the Board and Chief Executive Officer of United, and the Executive desires to accept such employment, on the terms and conditions hereinafter set forth.
         C. United and the Executive have previously entered into an agreement dated as of October 6, 1998 (the "Prior Agreement"), which they wish to supersede in its entirety.
         In consideration of the mutual covenants contained herein, and intending to be legally bound, United and the Executive agree as follows:
1.       EMPLOYMENT AND DUTIES.
         (a) EMPLOYMENT. Subject to all of the terms and conditions of this Agreement, United agrees to employ the Executive as its Chairman of the Board and Chief Executive Officer for the Employment Period (defined below), and the Executive accepts such employment.
         (b) DUTIES. As President and Chief Operating Officer of United, Executive will have the duties and responsibilities assigned to the President and Chief Operating Officer of United and will perform such other duties as he is reasonably directed to perform by the Board of Directors of UAL (the "Board"). On and after the Employment Date (defined below), as Chairman of the Board and Chief Executive Officer of United, Executive will have overall charge and responsibility for the business and affairs of United, and will perform such duties as he is reasonably directed to perform by the Board. If so elected, the Executive will also serve as chairman of the board and chief executive officer of any subsidiaries or affiliates of United designated by United.
         (c) SCOPE. While the Executive is employed by United hereunder, Executive will devote substantially all of his business time, attention, skills and efforts to the business and affairs of United and the performance of his duties under this Agreement. The Executive acknowledges that his duties and responsibilities under this Agreement will require his full-time business efforts and agrees that he will not engage in any other business activity or have any business pursuits or interests which materially interfere or conflict with the performance of the Executive's duties under this Agreement or which compete with United. Notwithstanding the foregoing, the parties agree that during the Employment Period, it will not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's duties under this Agreement.
2.       TERM.
         Subject to earlier termination in accordance with Section 4 below, Executive's employment as Chairman of the Board and Chief Executive Officer of United pursuant to the terms of this Agreement will become effective on July 13, 1999 (the "Employment Date") or such earlier date that Gerald Greenwald ceases to be Chairman of the Board and Chief Executive Officer of United and will have a term of five (5) years subject to earlier termination as provided in this Agreement (the "Employment Period"). Except with respect to those provisions which by their terms survive the expiration of this Agreement, this Agreement will terminate upon the


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expiration of the Employment Period. In the event either the Executive or United desires the Executive to be employed by United beyond the Employment Period, such party will, at least ninety (90) days prior to the expiration of the Employment Period, notify the other party in writing of his or its intention to seek to negotiate an extension of this Agreement.
3.       COMPENSATION.
         (a) BASE SALARY. During the Employment Period, the Company will pay the Executive a base salary (the "Base Salary") at a initial rate of $725,000 per year in accordance with the Company's standard payroll practices. The Base
Salary will be reviewed in 2000 and 2001 as part of the normal salary administration program for the Company's senior executives by the Compensation Committee of the Board (the "Committee"), for the purpose of considering increases in the Executive's Base Salary in light of the Committee's executive compensation philosophy statement then in effect, the performance by the Executive of his duties under this Agreement, and base salaries of chief executive officers of companies in the peer group identified by the Committee in its executive compensation policy. Thereafter, from time to time during the Employment Period the Committee will review and consider further increases in the Base Salary, at the times and pursuant to the procedures used in connection with considering base salary adjustments for United's other senior executives. Base Salary will not thereafter during the term of this Agreement be decreased, unless such reduction (i) is approved by the Board in accordance with the standards set forth in the UAL Restated Certificate of Incorporation, and (ii) is applied on a proportionally similar and no less favorable basis to Executive than to substantially all other management employees of United. Any adjusted amounts under this Section 3(a) will thereafter become the "Base Salary" for purposes of this Agreement, provided that any decrease in Base Salary shall be disregarded for purposes of determining Executive's pension benefit payable under the United Air Lines, Inc. Management and Salaried Employees Retirement Plan as supplemented by the United Air Lines, Inc. Supplemental Retirement Plan.
         (b) ANNUAL BONUS. In addition to other compensation to be paid under this Section 3, the Executive will be eligible to receive an annual bonus for each year during the Employment Period, as determined by the Board under United's Incentive Compensation Plan or other annual bonus plan hereafter approved by the Board (the "Incentive Plan"). The Executive's target percentage under the Incentive Plan each year will be no less than the maximum percentage permitted under the Incentive Plan (the "Target Bonus"). Executive will be entitled to an additional 20% over the Target Bonus amount under the Incentive Plan for superior performance ("Extraordinary Bonus"); provided, such Extraordinary Bonus will be paid outside of the Incentive Plan. If United's Incentive Plan, as in effect on the Effective Date is amended and/or replaced with a new Incentive Compensation Plan, Executive's Target Bonus and Annual
Bonus will be determined under the terms of such revised or replacement
Incentive Plan, provided Executive's target percentage and maximum percentage shall in no event be less than 100% of his Base Salary with an additional 20% over the target percentage for superior performance. The annual bonus under this
Section 3(b) will hereinafter be referred to as the "Annual Bonus."
         (c)      STOCK OPTIONS.
                  (i) Initial Grant. In addition to other compensation to be paid under this Section 3, United will grant the Executive as of the Effective Date a ten-year stock option (the "Option") to purchase 167,500 shares of UAL's common stock, $.01 par value per share (the "Common Stock"), under United's 1981 Incentive Stock Plan (the "1981 Plan") and pursuant to the terms set forth in the Stock Option
         Agreement attached hereto as Exhibit A. The exercise price of the Option will be the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on the date of the approval of the grant by the Committee. The Option will become exercisable in equal annual


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         installments on the first four (4) anniversaries of the Employment Date pursuant to the terms of the Plan.
                  (ii) Additional Grants. During the Employment Period, the Executive will be eligible to receive stock options in the same manner as United's other senior executives.
         (d)      RESTRICTED UNITS; RESTRICTED STOCK.
                  (i) Initial Restricted Units. In addition to other compensation to be paid under this Section 3, United will grant the Executive as of the Effective Date 50,000 restricted units whose value is determined by reference to 50,000 restricted shares of UAL's Common Stock (the "Restricted Units") in accordance with and pursuant to the terms set forth in the Restricted Unit Agreement attached hereto as Exhibit B (the "Restricted Unit Agreement").
                  (ii) Additional Restricted Units; Restricted Stock. During the Employment Period, the Executive will be eligible to receive restricted units or restricted stock in the same manner as United's other senior executives.
         (e) LONG TERM INCENTIVE PLANS. In addition to other compensation to be paid under this Section 3, the Executive will be entitled to participate during the Employment Period in all long term incentive plans now maintained or hereafter established by United for the purpose of providing long term incentive compensation to senior executives of United. The Executive's participation in such plans will be on the same basis and terms as other senior executives of United.
         (f) OTHER BENEFITS. In addition to other compensation to be paid under this Section 3, during the Employment Period the Executive will be entitled to the following benefits:
                 (i) Life Insurance. United will maintain split dollar life insurance pursuant to the terms of United's program.
                  (ii) Country Club Membership. United will pay all monthly membership dues on behalf of the Executive at his current country club. United will pay initiation fees and monthly membership dues on behalf of the Executive at additional country clubs in accordance with standard United policy. The Executive agrees to maintain records in appropriate form and detail as may be requested by United in order to comply with the Internal Revenue Code of 1986, as amended (the "Code") and standard policies of United relating to reimbursement of business expenses.
                  (iii) Leased Automobile. United will lease for the Executive an automobile and provide him with a cell phone for the Executive's business and private use in accordance with and subject to United's standard policies.
                  (iv) Other Benefits. The Executive will be entitled to participate in all employee benefit plans, practices and programs maintained by United and made available to its senior executives, as those plans, practices and programs may be amended, supplemented, replaced or terminated from time to time, including without limitation
         (A) medical, hospitalization, disability, dental, life, health and travel accident insurance to the extent offered by United, and in amounts consistent with United policy for all its senior executives;
         (B) other benefit arrangements, including retirement plan, supplemental retirement plan, stock purchase plan, 401(k) plan, flexible spending arrangement, employee stock ownership plan, income deferral plan, free and reduced rate transportation, to the extent made generally available by United to its senior executives; and (C) a number of weeks of paid vacation each year, consistent with United policy for all its senior executives.
         (G) REIMBURSEMENT OF BUSINESS EXPENSES. United agrees to reimburse the Executive for all reasonable out-of-pocket business expenses incurred by the Executive on behalf of United,

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provided that the Executive properly accounts to United for all such expenses in accordance with the rules and regulations of the Internal Revenue Service under the Code, and in accordance with the standard policies and procedures of United relating to reimbursement of business expenses, which obligation shall survive the expiration or termination of this Agreement.
         (h) RETIREE TRAVEL BENEFIT. United will provide the Executive upon termination of this Agreement upon its expiration, upon mutual agreement, upon Executive's retirement in accordance with United policy, by reason of Executive's Disability, by United for other than cause, or by the Executive for Good Reason, Director Emeritus travel benefits (or any successor benefit) in accordance with United policy which may be in effect from time to time, which obligation shall survive the expiration or termination of this Agreement.
         (i) TAXES, ETC. All compensation payable to the Executive pursuant to this Agreement is stated in gross amount and will be subject to all applicable withholding taxes, other normal payroll taxes and any other amounts required by law to be withheld.
         (j) NO DIRECTOR FEES, ETC. The Executive will not receive any additional compensation for (i) serving as a director of UAL or UA or (ii) if so elected, serving as chairman of the board and chief executive officer of any subsidiaries or affiliates of United.
4.       TERMINATION.
         (a) MUTUAL AGREEMENT. The Executive's employment hereunder may be terminated at any time by mutual agreement on terms to be negotiated at the time of such termination.
         (b) DEATH OR DISABILITY. This Agreement will terminate automatically upon the Executive's death. If United determines in good faith that the Disability (as defined below) of the Executive has occurred, subject to the respective continuing obligations of United and the Executive under Sections 5 (Compensation Upon Termination), 7 (Confidentiality), and 9 (Non-Competition), the Company has the right to terminate the Executive's employment under this Agreement by notice pursuant to Sections 4(e) and 4(f) below. For purposes of this Agreement, the Executive will be deemed to have a "Disability" if the Executive has been unable, by reason of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) to perform each and every material duty of his employment under this Agreement, whether with or without reasonable accommodation by the Company, in substantially the manner and to the extent required hereunder prior to the commencement of such Disability, for a period of six (6) consecutive months in any twelve (12)-month period. Such termination may not be arbitrary or unreasonable, and the Board will obtain and take into consideration the opinion of a physician chosen by the Board, the opinion of the Executive's personal physician, if reasonably available, as well as applicable provisions of the Americans with Disabilities Act, but such determination by the Board will be final and binding on the parties to this Agreement.
         (c) BY UNITED FOR CAUSE. Subject to the respective continuing obligations of United and the Executive under Sections 5 (Compensation Upon Termination), 7 (Confidentiality) and 9 (Non-Competition), United has the right to terminate the Executive's employment under this Agreement for Cause (as defined below) by notice pursuant to Sections 4(e) and 4(f) below. For purposes of this Agreement, "Cause" means:
                  (i) a significant act or acts of personal dishonesty or deceit that have a material adverse effect on United taken by the Executive in the performance of his duties hereunder;
                  (ii) the willful and continued failure by the Executive to substantially perform the Executive's material duties under this Agreement, including the duties set forth under Section 1(b) of this Agreement (unless such failure is cured within thirty (30) days after the Executive receives written notice of such failure); or


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                  (iii) the Executive's conviction of, or his entry of a plea of guilty or nolo contendere to, any felony (other than a felony predicated upon the Executive's vicarious liability), or the entry of any final civil judgment against him for fraud, misrepresentation, or misappropriation of property.

         Notwithstanding the foregoing, the Executive will not be deemed to have been terminated for Cause unless and until there has been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board (after reasonable notice which shall not be less than thirty (30) days written notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Executive was guilty of conduct constituting "Cause" as set forth above and specifying the particulars thereof in reasonable detail.
         (d) BY THE EXECUTIVE FOR GOOD REASON. Subject to the respective continuing obligations of United and the Executive under Sections 5 (Compensation Upon Termination), 7 (Confidentiality), 8 (Non-Disparagement) and 9 (Non-Competition), the Executive has the right to terminate his employment under this Agreement for Good Reason (as defined below) by notice pursuant to Sections 4(e) and 4(f). For purposes of this Agreement, "Good Reason" means:
                  (i) United's failure to elect the Executive as the Chief Executive Officer and Chairman of the Board of UAL by the Employment Date;
                  (ii) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position, including status, offices, titles and reporting relationships, authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action by United which results in a significant diminution in such position, authority, duties or responsibilities, excluding for this Section 4(d)(ii) any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by United within thirty
         (30) days after receipt of a notice thereof given by the Executive, and further excluding any action in connection with the termination of the Executive's employment for Cause, upon the death or the Disability of the Executive pursuant to the terms of this Agreement, or by the Executive other than for Good Reason pursuant to this Section 4(d);
                  (iii) a reduction by United in the Executive's Base Salary (other than a decrease contemplated by Section 3(a)) or any other failure by United to comply with any of the provisions of Section 3 of this Agreement, including treatment of the Executive in a manner or with an outcome inconsistent with United's treatment of its other senior executives, other than an isolated, immaterial and inadvertent failure not occurring in bad faith and which is remedied by United promptly after receipt of notice thereof given by the Executive;
                  (iv) the relocation of the Executive's principal place of employment to a location more than 50 miles from the Executive's principal place of employment immediately prior to such relocation, except for travel reasonably required in the performance of the Executive's responsibilities;
                  (v) any purported termination by United of the Executive's employment otherwise than as expressly permitted by this Agreement;
                  (vi) if the Executive desires to be employed by United beyond the Employment Period in accordance with Section 2, United's unwillingness at the conclusion of the Employment Period to enter into an extension of this Agreement on substantially the same or better terms as this Agreement, except that Executive's right to receive compensation, upon termination under Section 5(d)(iii) and (iv) will not extend beyond Executive's attainment of age 65; or
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                  (vii) Executive's failure to be reelected as a director and
         Chairman of the Board of United.
         (e) NOTICE OF TERMINATION. Any termination of the Executive's employment by United or by the Executive (other than termination upon the Executive's death, which does not require notice) must be communicated by written Notice of Termination to the other party hereto given in accordance with
Section 10(k) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated and (iii) if the Termination Date (as defined below) is other than the date of receipt of such notice, specifies the Termination Date (which date will not be less than thirty
(30) days after the giving of such notice of, if earlier, the fifth anniversary of the commencement of the Executive's Employment Period). The failure by United or the Executive to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of the basis for termination will not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.
         (f) TERMINATION DATE. "Termination Date" means (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his Disability pursuant to
Section 4(b), thirty (30) days after the receipt by the Executive of the Notice of Termination, (iii) if the Executive's employment is terminated by United for Cause pursuant to Section 4(c) or by the Executive for Good Reason pursuant to
Section 4(d), the date specified in the Notice of Termination, (iv) if the Executive's employment is terminated by mutual agreement of the parties, the date specified in such agreement, and (v) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Termination Date will be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, however, in no event will the Termination Date be later than the fifth anniversary of the commencement of the Employment Period.
5. COMPENSATION UPON TERMINATION.
         (a) DEATH. If the Executive's employment is terminated by reason of the Executive's death, this Agreement will terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Termination Date, including without limitation (i) the Base Salary through the Termination Date at the rate in effect on the Termination Date, disregarding any reduction in Base Salary in violation of this Agreement (the "Highest Base Salary"), (ii) the Target Bonus described in Section 3(b), pro-rated to the Termination Date, and (iii) any other benefits payable to the Executive pursuant to the terms of any benefit plan, the right to which had or becomes vested on or after the Termination Date pursuant to the terms of the plan (such amounts specified in clauses (i) through (iii) are hereinafter referred as "Accrued Obligations"). All such Accrued Obligations will be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within ten (10) business days of the Termination Date, or in such other form as may be provided for pursuant to such plans.

         (b) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement will terminate without further obligations to the Executive,


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other than those obligations accrued or earned and vested (if applicable) by the
Executive as of the Termination Date, including without limitation Accrued Obligations. All such Accrued Obligations will be paid to the Executive in a lump sum in cash within ten (10) business days of the Termination Date, or in such other form as may be provided for pursuant to such plans.
         (c) BY UNITED FOR CAUSE; BY EXECUTIVE OTHER THAN FOR GOOD REASON. If
the Executive's employment is terminated for Cause or by the Executive other than for Good Reason, this Agreement will terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Termination Date, including without limitation all Accrued Obligations (which for purposes of this provision will specifically exclude any Annual Bonus pursuant to Section 3(b)). All such
Accrued Obligations will be paid to the Executive in a lump sum in cash within ten (10) business days of the Termination Date, or in such other form as may be provided for pursuant to such plans.
         (d) BY UNITED IN BREACH OF AGREEMENT; BY EXECUTIVE FOR GOOD REASON. If United terminates the Executive's employment other than for Cause, Disability or death or if the Executive terminates his employment hereunder for Good Reason:
                  (i) to the extent not theretofore paid, within ten (10) business days after the Termination Date United will pay the Executive his Base Salary and any Annual Bonus that may be due and owing through the Termination Date;
                  (ii) within ten (10) business days after the Termination Date, United will pay the Executive those other obligations accrued or earned and vested (if applicable) by the Executive as of the Termination Date, including without limitation Accrued Obligations;
                  (iii) in lieu of any further payments of Base Salary and
         Annual Bonuses to the Executive for periods subsequent to the Termination Date, United will, within ten (10) business days after the Termination Date, make a lump sum cash payment to the Executive equal to the sum of the Base Salary and the Target Bonus described in Section 3(b), multiplied by the greater of (A) the number of years remaining under the term of this Agreement; or (B) three (3);
                  (iv) for a period of time equal to the greater of (A) the remaining term of this Agreement or (B) three (3) years, United will continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(f) of this Agreement if the Executive's employment under this Agreement had not been terminated, including health insurance and life insurance, in accordance with the plans, practices, programs or policies of United and its subsidiaries in effect on the Termination Date;
                  (v) other than stock options, all outstanding long-term incentive awards, restricted units and restricted stock, will immediately become fully vested;
                  (vi) all outstanding stock options will continue to become exercisable in accordance with their terms and will remain exercisable for the remainder of their terms;
                  (vii) the pension benefit payable to the Executive pursuant to the terms of the United Air Lines, Inc. Management and Salaried Employees Retirement Plan as supplemented by the United Air Lines, Inc. Supplemental Retirement Plan shall be determined by crediting Executive with years of participation which when added to the Executive's actual years of participation will equal (40) years of participation and payment of such pension benefit will be determined and paid without regard to any actuarial
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         reduction for commencement prior to the Executive's normal retirement age under such pension plans; and

                  (viii) if Executive's Termination Date arises on account of Executive's termination for Good Reason as provided under Section 4(d)(i), Executive will be treated as though his Employment Period had commenced on the Effective Date and he will be entitled to the compensation payable under this Section 5(d).

         (e) BY EXECUTIVE BY TAKING COMPETITIVE POSITION. If the Executive is in violation of Section 9(a), the Executive's entitlement to benefits under this Agreement will be limited to Accrued Obligations (which for purposes of this provision will specifically exclude any Annual Bonus pursuant to Section 3(b)), and Executive will forfeit any other additional benefits or payments in which he is not otherwise vested, other than benefits to which he is entitled under any other United employee benefit plan, program or arrangement.
         (f) GROSS-UP PAYMENT. Following a termination referred to in Section 5(d), United will cause its independent auditors promptly to review, at United's sole expense, the applicability of Code section 4999 to any payment or distribution of any type by United to or for the benefit of the Executive pursuant to Section 5(d), or otherwise (the "Total Payments"). If the auditor determines that the Total Payments result in an excise tax imposed by Code section 4999 or any comparable state or local law, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to herein as the "Excise Tax"), United will make an additional cash payment (a "Gross-Up Payment") to the Executive within ten (10) days after such determination equal to an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, the Executive's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by United's auditors is made prior to the time the Executive is required to file a tax return reflecting the Total Payments, the Executive will be entitled to receive from United a Gross-Up Payment calculated on the basis of the Excise Tax the Executive reported in such tax return, within ten (10) days after the later of the date on which the Executive files such tax return or the date on which the Executive provides a copy thereof to United. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by United's independent auditors or reflected in the Executive's tax return pursuant to this paragraph, the Executive will be entitled to receive from United the full Gross-Up Payment calculated on the basis of the amount of the Excise Tax determined to be payable by such tax authority within ten (10) days after the Executive notifies United of such determination.
         (g) NO MITIGATION REQUIRED. The Executive will not be required in any way to mitigate the amount of any payment provided for in this Section 5, including, but not limited to by seeking other employment, nor will the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Employee as the result of employment with another employer after the Termination Date, or otherwise; provided, however, that in the event United terminates this Agreement for Cause or the Employee terminates this Agreement other than for Good Reason, United will be entitled to reduce the benefits otherwise required to be provided to the Executive, if any, from the Termination Date to the date that the Employment Period would have expired, to the extent such benefits are actually provided to the Executive by subsequent employers.

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         (h) NO OTHER ENTITLEMENT TO BENEFITS UNDER AGREEMENT. Following a
termination governed by this Section 5, the Executive will not be entitled to any compensation or benefits beyond those set forth in this Agreement, except as Executive may otherwise be entitled to receive outside the terms of this Agreement and as may be separately negotiated by the parties and approved by the Compensation Committee or the Compensation Administration Committee, as applicable, in writing in conjunction with the termination of the Executive's employment under this Agreement.
                  (i) SURVIVAL. The obligations of this Section 5 will survive the expiration or termination of this Agreement.
6. INDEMNIFICATION. United shall maintain, for the benefit of the Executive, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained for its officers and directors by United on the Effective Date. In addition, the Executive shall be indemnified by United against liability as an officer and director of United and any subsidiary or affiliate of United to the maximum extent permitted by applicable law. The Employee's rights under this Section 6 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.
7.       CONFIDENTIALITY.
         (a) DEFINITION. "Confidential Information," as used in this Agreement, means and includes (without limitation) the kinds of services provided or proposed to be provided by United and its subsidiaries to customers, the manner in which such services are performed or offered to be performed, information concerning United's and its subsidiaries' fleet plan, cost structure, strategic plan, labor strategy, information concerning the creation, acquisition or disposition of products and services, personnel information, and other trade secrets and confidential or proprietary information concerning United's and its subsidiaries' business, but shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Executive, (ii) was available to Executive on a non-confidential basis prior to its disclosure by United or any subsidiary of United, or (iii) becomes available to Executive on a non-confidential basis from a person other than United, any subsidiary of United or their officers, directors, employees or agents who is not otherwise bound by any confidentiality obligations with respect to the information provided to Executive.
         (b) PROHIBITION ON USE OF CONFIDENTIAL INFORMATION.
                  (i) The Executive acknowledges that: (a) United's and its subsidiaries' business is intensely competitive and that the Executive's employment by United will require that the Executive have access to and knowledge of Confidential Information of United, (b) the direct or indirect disclosure of any Confidential Information would place United at a disadvantage and would do damage, monetary or otherwise, to United's business, and (c) the engaging by the Executive in any of the activities prohibited by this Section 7 may constitute improper appropriation or use of such Confidential Information. The Executive expressly acknowledges the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectible business interest of United.
                  (ii) From and after the Effective Date, the Executive will not make known, disclose, furnish, make available or use any of the Confidential Information, whether directly or indirectly, individually, as a director, stockholder, owner, partner, employee, principal, or agent of any business, or in any other capacity, other than in the proper performance of his duties contemplated under this Agreement. Upon termination of this Agreement (or at any other time requested by United), the Executive will return to United any tangible Confidential Information, including photocopies, extracts and summaries thereof, or any such information stored electronically on tapes, computer disks, or in any other manner that the Executive has in his possession.
         (c) SURVIVAL. The obligations of this Section 7 will survive the expiration or termination of this Agreement.
8.       NON-DISPARAGEMENT.
         (a) LIMITATION ON APPLICATION. If United terminates the Executive's employment other than for Cause, Disability or death or if the Executive terminates his employment hereunder for Good Reason, then, and only then, shall the terms of this Section 8 become effective.
         (b) BY THE EXECUTIVE. The Executive agrees not to make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written, directly or indirectly) that (i) accuses or implies that United and/or any of its parents, subsidiaries and affiliates, together with their respective present or former officers, directors, partners, stockholders, employees and agents, and each of their predecessors, successors and assigns, engaged in any wrongful, unlawful or improper conduct, whether relating to the Executive's employment (or the termination thereof), the business or operations of United, or otherwise; or (ii) disparages, impugns or in any way reflects adversely upon the business or reputation of United and/or any of its parents, subsidiaries and affiliates, together with their respective present or former officers, directors, partners, stockholders, employees and agents, and each of their predecessors, successors and assigns.
         (c) BY UNITED. United agrees not to willfully authorize any statement, observation or opinion (whether oral or written, direct or indirect) that is materially injurious to the Executive and that (i) accuses or implies that the Executive engaged in any wrongful, unlawful or improper conduct relating to the Executive's employment with United or (ii) disparages, impugns or in any way reflects adversely upon the reputation of the Executive.
         (d) LIMITATIONS. Nothing herein will be deemed to preclude the Executive or United from providing truthful testimony or information pursuant to subpoena, court order or similar legal process, or instituting and pursuing legal action.
         (e) SURVIVAL. The obligations of this Section 8 will survive the expiration or termination of this Agreement.
9.       NON-COMPETITION
         (a) NON-COMPETE; NON-SOLICITATION. Without the consent in writing of the Board, during the Employment Period and for a period of two years after termination of the Executive's employment hereunder, (i) the Executive will not become a consultant to, or an officer, employee, agent, advisor, principal, partner, director or substantial stockholder of any airline, air carrier, or any company or other entity affiliated, directly or indirectly, with another airline or air carrier, including holding company thereof, and (ii) the Executive will not, directly or indirectly, for the benefit of any airline or air carrier or any company or other entity affiliated, directly or indirectly, with another airline or air carrier other than United, solicit the employment or services of, hire, or assist in the hiring of any person eligible for United's Incentive Compensation Plan (or any successor incentive compensation plan).
         (b) ACKNOWLEDGMENT. The Executive has carefully read and considered the provisions of this Section 9 and, having done so, agrees that the restrictions set forth in this Section 9 (including the period of restriction, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of United, its officers, directors, employees, creditors and stockholders. The Executive understands that the restrictions contained in this section may limit his ability to engage in a business similar to that of United's, but acknowledges that he will receive sufficiently high compensation and other benefits hereunder to justify such restrictions.

         (c) SURVIVAL. The obligations of this Section 9 will survive the expiration or termination of this Agreement.
10.      MISCELLANEOUS.
         (a) NO ADEQUATE REMEDY. The Executive understands that if he fails to fulfill his obligations under Sections 7 (Confidentiality), 8 (Non-Disparagement) or 9 (Non-Competition) of this Agreement, United will suffer irreparable injury, and the damages to United would be very difficult to determine. Therefore, in addition to any other rights or remedies, the Executive agrees that United will be entitled to a temporary, preliminary, and permanent injunction enjoining or restraining the Executive from any such violation or threatened violation, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security. The Executive hereby consents to specific enforcement of Sections 7, 8 and 9 of this Agreement by United through an injunction or restraining order issued by any state or federal court of competent jurisdiction. The Executive further acknowledges and agrees that due to the uniqueness of his services and confidential nature of the Confidential Information he possesses or will possess during the Employment Period, the covenants set forth herein are reasonable and necessary for the protection of the business and the goodwill of United.
         (b) NO CONFLICTS. The Executive represents and warrants to United that neither the entering into of this Agreement nor the performance of any obligations hereunder will conflict with or constitute a breach under any obligation of him, as the case may be, under any agreement or contract to which he is a party or any other obligation by which the Executive is bound. Without limiting the foregoing, the Executive agrees that at no time will he knowingly use any trade secrets or other intellectual property of any third party while performing services hereunder, unless properly authorized by such third party.
         (c) REIMBURSEMENT OF PROFESSIONAL FEES. United will pay on the Executive's behalf all bills rendered to the Executive by the Executive's attorneys, accountants and other advisors in connection with the negotiation and execution of this Agreement; provided, however, that the amount of professional fees payable hereunder will not exceed $35,000.
         (d) SUCCESSORS AND ASSIGNS. This Agreement is personal to the Executive and may not be assigned or delegated by the Executive or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement is binding on and inures to the benefit of United's successors and assigns. As used in this Agreement, the term "United" includes any successor to United's business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.
         (e) MODIFICATION. This Agreement may be modified or amended only by a writing signed by United and the Executive.
         (f) GOVERNING LAW. The laws of the State of Illinois will govern the validity, construction, and performance of this Agreement (without regard to conflict of laws principles).
         (g) DISPUTE RESOLUTION. Except for any proceeding brought pursuant to
Section 10(a) herein, the parties agree that any dispute arising out of or relating to this Agreement or the formation, breach, termination or validity thereof (a "Dispute"), will be resolved as follows. If the Dispute cannot be settled through direct discussions, the parties will first try to settle the Dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Any Dispute that has not been resolved within sixty (60) days of the initiation of the mediation procedure (the "Mediation Deadline") will be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration and mediation proceedings will be located in Chicago, Illinois. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. Judgment upon any arbitration award may be entered into any court having jurisdiction thereof and the parties consent to the jurisdiction of any court of competent jurisdiction located in the State of Illinois.
         (h) CONSTRUCTION. Whenever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent declared invalid by a court of competent jurisdiction under the applicable law, that provision will remain effective to the extent not declared invalid. The remainder of this Agreement also will continue to be valid to the extent it is consistent with the essential intent and principles of the Agreement, and the entire Agreement will continue to be valid in other jurisdictions.
         (i) WAIVERS. No failure or delay by United or the Executive in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either United or the Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.
         (j) ENTIRE AGREEMENT. This Agreement and option and restricted stock agreements to which the Executive is a party together embody the entire agreement and understanding of the parties hereto in respect of the matters contemplated by this Agreement. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties with respect to the matters contemplated by this Agreement, including without limitation the letter agreement dated October 6, 1998 between the parties (which agreement is hereby terminated in its entirety) and the Term Sheet dated April 5, 1999.
         (k) ACTIONS BY UNITED. All actions (or decisions to take no action) by UAL or UA in connection with this Agreement will be taken on behalf of UAL or UA by its Board of Directors (except as otherwise specifically provided in this Agreement), by a majority of such board (not including the Executive).
         (l) NOTICES. All notices and other communications under this Agreement must be in writing and must be delivered personally sent by first class mail, certified or registered with return receipt requested, postage prepaid; if to United, to the attention of the General Counsel at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007; and if to the Executive, at 29 Brandywine Road, South Barrington, IL 60010, or such other address as either party may specify by like notice.
         United and the Executive have executed this Agreement as of the date first above written.


UAL CORPORATION                                       EXECUTIVE


By:  /s/ Gerald Greenwald                             /s/ James E. Goodwin
   -----------------------------------------          --------------------------
                                                      James E. Goodwin

Its: Chairman & Chief Executive Officer
    ----------------------------------------
UNITED AIR LINES, INC.

By:  /s/ Gerald Greenwald
   -----------------------------------------

Its: Chairman & Chief Executive Officer
    ----------------------------------------

                                                                       Exhibit A

            AGREEMENT WITH SENIOR OFFICERS OF UNITED AIR LINES, INC.
                      NON-QUALIFIED STOCK OPTION UNDER 1981
                     INCENTIVE STOCK PLAN OF UAL CORPORATION


                  This Option, granted this 12th day of April, 1999 by UAL Corporation, a Delaware corporation (hereinafter called the "Company"), to James
E. Goodwin, an employee of the Company or one of its subsidiaries (hereinafter called the "Employee").

                                   WITNESSETH:

                  The object of this Option is to provide a means to permit the Employee to acquire shares of Common Stock, $.01 par value per share (hereinafter referred to as "Common Stock"), of the Company pursuant to a non-qualified option for the purposes set forth in the 1981 Incentive Stock Plan.

                  NOW, THEREFORE, the Company hereby grants to the Employee an option (hereinafter called the "Option") to purchase, from time to time, all or any part of a total of 167,500 shares of Common Stock for a period of time beginning on April 12, 1999 and ending April 11, 2009, ten years after the date of the Option (hereinafter called the "Option Period"), upon and subject to the following terms and conditions:

                  1. For any shares of Common Stock purchased at any time during the Option Period, the Employee shall pay to the Company Seventy-Eight Dollars and Forty-Six and Eighty-Eight Hundredths Cents ($78.4688) per share (hereinafter called the "Option Purchase Price"), being not less than 100% of the fair market value of the shares on the date hereof.

                  2. The Option may be exercised, subject to provisions herein relative to its termination and to the provisions of Section 3 hereof, only within the Option Period and only (a) by notices in writing of intent to exercise the Option, each of which notices shall state the number of shares in respect of which the Option is exercised, delivered to the Corporate Secretary of UAL Corporation, or mailed by registered or certified mail addressed to the Corporate Secretary of UAL Corporation, P. O. Box 66919, Chicago, Illinois 60666, from time to time, until said total of 167,500 shares has been purchased, and (b) by payment to the Company of the aggregate Option Purchase Price for the number of shares in respect of which the Option is exercised (together with any taxes required to be withheld) contemporaneously with its receipt of each such notice (provided that the Company may, in its sole discretion, permit a later payment). Payment of such aggregate Option Purchase Price may be made, in whole or in part, by the delivery of whole shares of Common Stock which (i) have a market value equal to such aggregate Option Purchase Price (or equal to the portion of such aggregate Option Purchase Price being paid with such shares),
(ii) are held of record by the Employee, and (iii) have been owned by the Employee, either of record or beneficially through a broker or other nominee, for at least six months. The Company may require at the time the Option is exercised a written statement of the person exercising the Option that his or her intention is to acquire the shares for investment and without a view to their distribution.

                  3. The Option is subject to the following limitations upon its exercise:

                           (a) No shares may be acquired until July 13, 2000.

                           (b) At the commencement of each of the four (4) twelve (12) month periods immediately following July 12, 2000, the Employee will be entitled to exercise the right to purchase one-fourth (1/4) of the total number of shares specified in the Option.

                  4. The Employee may elect, in accordance with the Option Deferral Policy as in effect from time to time, to defer receipt (such action to be known as "Deferral") of the shares that result from the exercise of the Option. The election to defer receipt of shares is irrevocable.

                  5. Unless an election to transfer has been made, the Option is not transferable by the Employee, other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Employee, only by the Employee. Upon election, Employee may transfer any part of or all of the Option, but only to persons provided by, and in a manner consistent with, the Option Transfer Policy.

                  6. The Option shall terminate on the earlier to occur of April 11, 2009 or, if the Employee's employment (by the Company or any of its Subsidiaries) shall cease under any circumstances except retirement or death, six (6) months after such cessation, and may be exercised only in respect of the number of shares which the Employee could have acquired under the Option by the exercise thereof immediately prior to such cessation of employment. If cessation of employment occurs due to Employee's Retirement, the Option may be exercised within the fixed expiration date set forth herein, and the right to purchase shares under this option shall continue to accrue, as provided in Section 3 above, to the Employee. As used in this Agreement, Retirement shall mean an Employee's termination of employment (i) at any time the Employee is eligible to immediately receive early or normal benefits under his or her employer's defined benefit pension plan, including any supplemental defined benefit pension plan or, in all other cases, (ii) that is determined by the Company, in its sole discretion, to be a retirement for purposes of this Agreement. In the event (i) cessation of employment occurs by reason of death of the Employee or (ii) the death of the Employee occurs within six (6) months following such cessation of employment (other than cessation due to Retirement), the Option may be exercised within one year after the date of death (but not later than the fixed expiration date set forth herein) by his or her estate or by the person or persons to whom his or her rights under the Option shall pass by will or the laws of descent and distribution, but only in respect of the number of shares which the Employee could have acquired under the Option by the exercise thereof immediately prior to such cessation of employment. In the event of any disagreement as to whether for the purposes of this Option an Employee's employment has ceased, the Committee appointed to administer the 1981 Incentive Stock Plan shall have absolute and uncontrolled discretion to determine whether an Employee's employment has ceased, and the effective date of such cessation of employment, and its determination shall be final and conclusive on all persons affected thereby.

                  7. The Company shall not be required to issue or deliver any certificate for its Common Stock purchased upon the exercise of this Option prior to compliance by the Company with any requirements of any stock exchange on which Common Stock of the Company may at that time be listed. If at any time during the Option Period the Company shall be advised by its counsel that the shares of Common Stock deliverable upon an exercise of the Option are required to be registered under the Federal Securities Act of 1933, as amended, or any state securities law or that delivery of such Common Stock must be accompanied or preceded by a Prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such Prospectus not later than a reasonable time following each exercise of this Option, but delivery of Common Stock by the Company may be deferred until such registration is effected or such Prospectus is available. If at any time during the Option Period the Company shall be advised by its counsel that the Common Stock deliverable upon exercise of this Option are subject to the restrictions on sale imposed on "affiliates" under Rule 144 of the Federal Securities Act of 1933, the Employee will use his or her best efforts to comply with said Rule
144. The Employee shall have no interest in Common Stock covered by this Option until certificates for said shares of Common Stock are issued.

                  8. In the event the outstanding shares of Common Stock of the Company shall be changed into an increased number of shares, through a stock dividend or a split-up of shares, or into a decreased number of shares, through a combination of shares, then immediately after the record date for such change, the number of shares of Common Stock then subject to the Option shall be proportionately increased, in case of such stock dividend or split-up of shares, or proportionately decreased, in case of such combination of shares, and the Option Purchase Price under such Option shall be adjusted to such amount that the aggregate cost of the shares subject to such Option immediately after such increase or decrease in shares shall be the same as the aggregate cost of the shares subject to such Option immediately prior to such increase or decrease in shares.

                  In the event that, as a result of a reorganization, sale, merger, consolidation or similar occurrence, there shall be any other change in the shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then the Board of Directors of the Company shall make such equitable adjustments to the Option (including, but not limited to, changes in the number or kind, or the Option Purchase Price, of shares then subject to the Option), as it shall deem appropriate, and any such adjustments shall be effective and binding on the Employee for all purposes of the Option.

                  9. Notwithstanding anything in this Agreement to the contrary, the Employee may elect, prior to delivery of the shares arising from exercise of the Option, to satisfy any Federal, State, local, FICA, Medicare or other tax withholding obligation attributable to the exercise of the Option by having the Company withhold from the Common Stock a number of whole shares of Common Stock with a fair market value equal to the amount of such tax withholding obligations with respect to which such election is made (with the Employee to pay in cash any remaining amount of such tax withholding obligation which is less than the fair market value of a whole share). The amount withheld pursuant to this Section shall be calculated based upon the minimum tax rate or rates at which the Company is required to withhold under applicable law.

                  10. This Option shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the heirs and personal representatives of the Employee.

                  11. This Option shall be governed by the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

                  12. Except as expressly provided herein, this Option may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both the Company and the Employee.

                  13. I acknowledge and agree to comply with the legal requirements and Company's policies applicable to trading in UAL securities by me, as described in the United Airlines Code of Conduct and Securities Trading Policy, as they appear in Regulations 5-4.

                  IN WITNESS WHEREOF, the Company has executed this Option on the day and year first above written.


                                 UAL CORPORATION




                                 By /s/ Gerald Greenwald
                                 ---------------------------------
                                    Chairman and
                                    Chief Executive Officer


                                 ACCEPTED:



                                 /s/ James E. Goodwin
                                 ---------------------------------
                                 (Signature of Employee)

                                                                       Exhibit B

                            RESTRICTED UNIT AGREEMENT
         THIS RESTRICTED UNIT AGREEMENT is entered into this 12th day of April, 1999 (the "Award Date") by and between UAL Corporation (the "Company") and James
E. Goodwin (the "Executive").
         A. The Executive and the Company have entered into an Employment Agreement effective as of the date of this Agreement (the "Employment Agreement") pursuant to which the Company has agreed to provide the Executive with 50,000 restricted units (the "Restricted Units").
         B. Executive and the Company desire to enter into an agreement establishing the terms of the grant of the Restricted Units under the Employment Agreement.
         C. This Restricted Unit Agreement is intended to form an integral part of the Executive's Employment Agreement.
         In consideration of the premises and the mutual covenants contained herein and in the Employment Agreement, and intending to be legally bound, the Company and Executive agree as follows:
1.       RESTRICTED SHARE UNIT AWARD.
         Pursuant to action by the Board of Directors of the Company (the "Board"), the Company hereby grants to the Executive, as of the Award Date, 50,000 restricted share units (the "Share Units"). This award is in all respects made subject to the terms and conditions of the Employment Agreement.
2.       SHARE UNITS; DIVIDEND UNIT; AND UNITS.
         (a) SHARE UNITS. A "Share Unit" means an obligation (subject to the restrictions and limitations provided in this Agreement) accrued on the books of the Company in an amount equal to and measured by the value of one share of common stock of the Company, par value $.01 per share ("Stock"). A Share Unit shall not have any characteristics or legal rights associated with shares of Stock or other equity interests in the Company, and the Executive shall not be entitled to any voting rights or to receive any dividends, provided, however, the Executive will accrue rights to Dividend Units as provided under Section 2(b) of this Agreement.
         (b) DIVIDEND UNITS. Beginning on the Award Date, a "Dividend Unit", equal in amount to the dividends paid on a share of Stock, will be accrued on the books of the Company at the same time and in the same amount actual dividends are paid to owners of Stock (the "Dividend Date"), whether in the form of Stock, cash or other property. Dividend Units will be allocated to the Share Units to which such Dividend Units relate and the vesting restrictions on such Share Units will also apply to its corresponding Dividend Units. If the Company pays a cash dividend to owners of Stock, then, on the Dividend Date, the Company shall credit as Dividend Units share units equal to the amount of such dividend divided by the Fair Market Value (as defined in Section 4(a)(i)) of a share of Stock on the Dividend Date. If the Company pays a dividend to owners of its Stock in a form other than cash or its Stock (referred to herein as "Other Property"), then a Dividend Unit shall be credited with units of the Other Property, the value of which shall be determined by reference to the Fair Market Value of Other Property (defined below).
         (c) UNIT. A "Unit" under this Agreement includes a Share Unit and Dividend Units corresponding to such Share Unit.
3.       RIGHT TO PAYMENT RESTRICTED.
         (a) VESTING SCHEDULE. The Executive shall have no right to receive payment for the value of any Units until such Unit has become vested. The Executive will become vested in the Units based on the following schedule, provided Executive remains employed on such dates:

                Date                             Number of Units
                ----                             ---------------
               July 13, 2000                      10,000 Units
               July 13, 2001                      10,000 Units
               July 13, 2002                      10,000 Units
               July 13, 2003                      10,000 Units
               July 13, 2004                      10,000 Units

         (b) ACCELERATION OF VESTING. Notwithstanding the vesting schedule provided in Section 3(a), the Executive shall become fully vested with respect to all 50,000 Units (i) if the Company terminates the Executive's employment under the Employment Agreement (A) other than for "Cause," (B) for "Disability," or (C) for death or (ii) if the Executive terminates his employment under the Employment Agreement for "Good Reason," all as provided under the Employment Agreement.
         (c) FORFEITURE. Subject to Section 3(b), upon Executive's termination of employment under the Employment Agreement the right to Units which are not vested shall be forfeited.
4.       DISTRIBUTION.
         (a) PAYMENT FOR UNITS. Upon termination of employment from the Company, the Executive shall receive payment in full for those Units that are vested. Executive's termination of employment shall be determined under the Employment Agreement, or if the Employment Agreement has been renegotiated, as determined under such renegotiated employment agreement.
                  (i) All Share Units and Dividend Units will be paid in the form of Stock of the Company, with any fractional share of Stock distributed to the Executive in cash, provided if any Dividend Units are denoted in the form of Other Property, payment will be made in the form of such Other Property, if available; otherwise, payment will be made in the form of cash in an amount equal to the Fair Market Value of Other Property. The "Fair Market Value of Other Property" shall be determined by the Committee (as defined below) in its sole discretion.
                  (ii) If by operation of law or otherwise, the Company is unable to deliver Stock at the time of distribution, the value of the Share Units and Dividend Units will be distributed in cash in an amount equal to the Fair Market Value of the Stock. The "Fair Market Value" of a share of Stock on any date shall be equal to the average of the high and low prices of a share of Stock reported for New York Stock Exchange Composite Transactions for the applicable date or, if there are no such reported trades for such date, for the last previous date for which trades were reported, provided, if the Stock is not publicly traded, the Fair Market Value shall be as determined by the Committee (as defined below) in its sole discretion.
         (b) SHARES SUBJECT TO DISTRIBUTION. The shares of Stock which shall be available for distribution pursuant to this Agreement shall be treasury shares (including, in the discretion of the Company, shares purchased in the open market) and shall be delivered to the Executive pursuant to an exemption from registration under the Securities Act of 1933. Such Stock may not be sold or transferred by the Executive in the absence of registration under the Securities Act of 1933 unless the Company receives an opinion of counsel or other evidence reasonably acceptable to it that such sale or transfer is exempt from the registration requirements of said Act, provided, however, if the Executive is unable to sell or transfer such shares of Stock under Rule 144 of the Securities Act of 1933 or other private placement exemption from registration, then, upon Executive's written request, the Company will use its reasonable, good faith efforts to register, as soon as is reasonably practicable, such shares of Stock the Executive is unable to sell or transfer. No shares of Stock shall be earmarked for Executive prior to the date of distribution of shares of Stock to the Executive under this Agreement.

         (c) CHANGE IN CAPITAL STRUCTURE. In the event of any merger, consolidation, reorganization, recapitalization, spin off, stock split, reverse stock split, rights offering, exchange or other change in corporate structure or capitalization of the Company affecting the Stock, appropriate adjustment shall be made in the aggregate number of Share Units awarded under this Agreement. Such adjustment shall be made by the Compensation Committee or Compensation Administration Committee (the "Committee") in its sole discretion. In determining what adjustment, if any, is appropriate the Committee may rely on the advice of such experts, as they deem appropriate, including legal counsel, investment bankers and the accountants of the Company.
         (d) COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to deliver any shares of Stock under this Agreement unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.
         (e) REPRESENTATION BY EXECUTIVE. Executive represents that the shares of Stock are being acquired by him for investment and that he has no present intention to transfer, sell or otherwise dispose of the Stock, except in compliance with applicable securities laws, and the parties agree that the Stock is being acquired in accordance with and subject to the terms, provisions and conditions of the Employment Agreement.
         (f) PAYMENTS IN THE EVENT OF DEATH. If Executive dies before payment of his Units, then such Units shall be distributed to his Beneficiary (as described below), as soon as practicable after his death, in the manner provided in 4(a). The Executive's "Beneficiary" is the person or persons the Executive designates, which designation shall be in writing, signed by the Executive and filed with the Committee prior to the Executive's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the payment for the Units shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional share of Stock). In the absence of a Beneficiary designation or if no Beneficiary survives the Executive, the Beneficiary shall be the Executive's estate.
6.       TAXES; WITHHOLDING.
         The Company shall be entitled to withhold the amount of taxes which the Company deems necessary to satisfy any applicable federal, state and local tax withholding obligations arising from the vesting of Units under this Agreement, the payment of amounts due under the Agreement, or to make other appropriate arrangements with the Executive to satisfy such obligations. At the discretion of the Committee, the Company may deduct or withhold from any transfer or payment to the Executive, or may receive payment from the Executive, in the form of cash or other property, including shares of Stock of the Company.
7.       NONTRANSFERABILITY.
         Share Units awarded under the Agreement, Dividend Units allocated to such Share Units, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of any rights, interest or benefits under this Agreement contrary to the prohibition herein provided, or the levy, attachment or garnishment by Executive's creditors or any similar process thereon, shall be null and void and without effect.
8.       MISCELLANEOUS.
         (a) FUNDING STATUS. The Agreement shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. The Executive shall not have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement or the earmarking of any assets or investments by the Company to meet its deferred obligations under the Agreement. Except for Stock actually delivered pursuant to the Agreement, the Agreement constitutes only an unfunded, unsecured promise by the Company to make payments or deliver Stock in the future to or for the benefit of the Executive in accordance with the terms of this Agreement, and the Executive shall have only the rights of a general unsecured creditor of the Company with respect to any distributions under this Agreement, including the right to receive payment in the form of Stock.
         (b) NO TRUST. Nothing contained in this Agreement and no action taken by the Company pursuant to this Agreement shall create or be construed to create a trust of any kind.
         (c) SUCCESSORS AND ASSIGNS. This Agreement is personal to the Executive and may not be assigned or delegated by the Executive or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement is binding on and inures to the benefit of the Company's successors and assigns. As used in this Agreement, the term "Company" includes any successor to the Company's business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.
         (d) MODIFICATION. This Agreement may be modified or amended only by a writing signed by the Company and the Executive.
         (e) GOVERNING LAW. The laws of the State of Illinois will govern the validity, construction, and performance of this Agreement (without regard to conflict of laws principles).
         (f) DISPUTE RESOLUTION. The parties agree that any dispute arising out of or relating to this Agreement will be resolved in the manner provided under the Employment Agreement.
         (g) CONSTRUCTION. Whenever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent declared invalid by a court of competent jurisdiction under the applicable law, that provision will remain effective to the extent not declared invalid. The remainder of this Agreement also will continue to be valid to the extent it is consistent with the essential intent and principles of the Agreement, and the entire Agreement will continue to be valid in other jurisdictions.
         (h) WAIVERS. No failure or delay by the Company or the Executive in exercising any right or remedy under this Agreement will waive any provision of the Agreement nor will any single or partial exercise by either the Company or the Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.
         (i) ENTIRE AGREEMENT. This Agreement and the Employment Agreement together embody the entire agreement and understanding of the parties hereto in respect of the matters contemplated by this Agreement. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties with respect to the matters contemplated by this Agreement, including without limitation the Term Sheet dated April 5, 1999.
         (j) ACTIONS BY THE COMPANY. All actions (or decisions to take no action) by the Company in connection with this Agreement will be taken on behalf of the Company by the Committee.
         (k) NOTICES. All notices and other communications under this Agreement must be in writing and must be delivered personally sent by first class mail, certified or registered with return receipt requested, postage prepaid or if to the Company, to the attention of the General Counsel at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007; and if to the Executive, at 29

Brandywine Road, South Barrington, IL 60010, or such other address as either party may specify by like notice.
         The Company and the Executive have executed this Agreement as of the date first above written.



UAL CORPORATION                                           EXECUTIVE

By:  /s/ Gerald Greenwald                                 /s/ James E. Goodwin
   --------------------------------                       ----------------------
Its:  Chairman and                                        James E. Goodwin
      Chief Executive Officer